Exhibit (h)(x)
AMENDMENT
To Transfer Agency and Service Agreement
Between
Allianz Global Investors Fund Management LLC
And
State Street Bank and Trust Company
This amendment is made as of this 7th day of January 2010 between Allianz Global Investors Fund Management LLC (as successor party to PIMCO Advisors L.P.) (the “Administrator”) on behalf of Allianz Global Investors Managed Accounts Trust (previously known as FISH: Fixed Income SHares) (the “Fund”) and State Street Bank and Trust Company (the “Transfer Agent”). In accordance with Section 16.1 (Amendment) and Section 17 (Additional Funds) of the Transfer Agency and Service Agreement between the Administrator and the Transfer Agent dated September 15, 2000 (the “Agreement”), the parties desire to amend the Agreement as set forth herein.
NOW THEREFORE, the parties agree as follows:
1. Name change. Each reference to “PIMCO Advisors L.P.” in the Agreement shall be deemed to refer to “Allianz Global Investors Fund Management LLC.” In addition, all references to the Administrator in the Agreement shall be deemed to refer to Allianz Global Investors Fund Management LLC. All references to “FISH: Fixed Income SHares” appearing in the Agreement shall now be deemed to be “Allianz Global Investors Managed Accounts Trust.” All references to the Fund in the Agreement shall be deemed to refer to Allianz Global Investors Managed Accounts Trust.
2. Schedule A. The Schedule A dated July 10, 2007 to the Agreement is hereby replaced and superceded by the Schedule A dated January 7, 2010 attached hereto;
4. All defined terms and definitions in the Agreement shall be the same in this amendment (the “Amendment”) except as specifically revised by this Amendment; and
5. Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ALLIANZ GLOBAL INVESTORS		STATE STREET BANK AND
FUND MANAGEMENT LLC		TRUST COMPANY

By:	/s/ Brian S. Shlissel	By:	/s/ Joseph C. Antonellis
Name:	Brian S. Shlissel	Name:	Joseph C. Antonellis
Title:	Executive Vice President	Title:	Vice Chairman

SCHEDULE A
Dated: January 7, 2010
Allianz Global Investors Managed Accounts Trust
Fixed Income SHares: Series C
Fixed Income SHares: Series M
Fixed Income SHares: Series R
Fixed Income SHares: Series H
Equity Shares: Series I

ALLIANZ GLOBAL INVESTORS		STATE STREET BANK AND
FUND MANAGEMENT LLC		TRUST COMPANY

By:	/s/ Brian S. Shlissel	By:	/s/ Joseph C. Antonellis
Name:	Brian S. Shlissel	Name:	Joseph C. Antonellis
Title:	Executive Vice President	Title:	Vice Chairman